   VOICE MOBILITY PURSUES GLOBAL GROWTH STRATEGY - SIGNS AGREEMNT TO PROVIDE
                   UNIFIED COMMUNICATIONS PRODUCTS TO BERMUDA

CHICAGO, PCIA SHOW, SEPTEMBER 26, 2000 - Voice Mobility International, Inc. (OTCBB: VMII and FWD: VMY), the developer of the UNIFIED COMMUNICATIONS(TM) software suite, has signed an agreement with Logic Communications Inc. of Bermuda to jointly provide the UNIFIED COMMUNICATIONS software to the island nation's telephone, Internet and cellular phone users. Logic is Bermuda's largest provider of Internet services, and also provides highly competitive IP based voice and data services.

"This agreement adds Voice Mobility's high-value UNIFIED COMMUNICATIONS software suite to our expanding portfolio. Clearly, products such as Voice Mobility's UNIFIED COMMUNICATIONS suite are the way the world is going to go to simplify the increasingly complicated world of telecommunications," said Jeff Hamill, Logic's Chief Operating Officer. "We wanted a company on the leading edge of this technology and strongly feel Voice Mobility is the right company, with the right product."

VMII's UNIFIED COMMUNICATIONS software suite allows users to receive all of their phone, cellular and fax calls through a single phone number and retrieve all their messages from just one mailbox.

"This installation represents a significant step in our global growth strategy," commented Jay Hutton, Voice Mobility's Chief Executive Officer. "Bermuda has one of the most technologically advanced telecommunications systems in the world, so this agreement attests to our leadership in the unified messaging industry. It also gives us the opportunity to collaborate early in the development of a sophisticated new, and truly convergent, telecommunications market."

"Bermuda is at the forefront of telecommunications regulatory reform, and is home to industry participants with global reach like Concert and Global Crossing. We welcome the opportunity to work with Logic in this exciting and developing market," Hutton added.

The Company anticipates that the agreement, which resulted from a meeting at this May's ISPCon trade show in Orlando, Florida, will provide Voice Mobility with approximately US$1 million in revenue over the next three years. For Logic Communications, the agreement creates additional revenue opportunities by providing a new range of useful services for its customers.

ABOUT LOGIC COMMUNICATIONS
Logic Communications is the leading Information Technology provider in Bermuda, helping individuals and businesses to get connected online and make the most of communications technologies, computing and the Internet. Logic is a subsidiary of KeyTech Inc., which also owns the Bermuda Telephone Company, Bermuda's principal phone company, as well as Bermuda Cablevision and other telecommunications holdings.

ABOUT VOICE MOBILITY
Voice Mobility International, Inc. is the developer of its UNIFIED COMMUNICATIONS software suite. The suite simplifies voice, fax and email messages by collecting them in a single mailbox where they can be stored, reviewed, redirected and managed using a personal computer, wireless device or telephone. The system converts all voice and fax messages to sound or image files that can be retrieved, listened to, or viewed using any email program or service. Voice Mobility's UNIFIED COMMUNICATIONS suite also includes a "FIND-ME FOLLOW-ME" application that makes it possible for all voice, pager and fax calls to reach a user through a single number. Voice Mobility markets its software suite to telephone companies, Internet Service Providers, Competitive Local Exchange Carriers, Application Service Providers and Wireless Service Providers. For more information about Voice Mobility, visit www.voicemobility.com.

FORWARD-LOOKING (SAFE HARBOR) STATEMENT
This news release contains forward-looking statements that involve risks and uncertainties including, but not limited to, future sales, product demand, growth of the unified messaging industry, competition, the effect of economic conditions and technological difficulties and other risks detailed in the Company's filings with the U.S. Securities and Exchange Commission.

FOR FURTHER INFORMATION:

Jay Hutton, Chief Executive Officer, Voice Mobility International, Inc. 604-482-0000
www.voicemobility.com

MEDIA CONTACT
Kim Hardy
National Public Relations
604-684-6655
khardy@national.ca

Maxine Barnes
United Kingdom: 0207-251-1385
maxinebarnes@msn.com

Investor Relations
North America: 1-888-370-8751
Investors@voicemobility.com